Exhibit 10.12

A.D.A.M., INC.

STOCK OPTION GRANT

A.D.A.M., Inc., a Georgia corporation (the “Company”), hereby grants to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Grant (“Grant”) and the Company’s 2002 Stock Incentive Plan, as amended to the date hereof (the “Plan”). If designated as an Incentive Stock Option below, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

In witness whereof, this Stock Option Grant has been executed by the Company by a duly authorized officer as of the date specified hereon.

A.D.A.M., INC.

By:

Title: Chief Financial Officer

Date of Grant:

Shares Subject to Option:

Exercise Price Per Share: $

Term of Option:  10 Years from Date of Grant

Certificate Number:

Type of Stock Option:

              X      Incentive

                      Nonqualified

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition. The Optionee must sign and return this grant within fifteen (15) business days; if not, the grant is considered null and void.

Signature of Optionee

Name and SSN of Optionee

1. Exercise Period of Option. Subject to the terms and conditions of this Grant and the Plan and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the shares of Common Stock covered by this Option (“Option Shares”) prior to the date which is the last day of the Term set forth on the face hereof following the Date of Grant (hereinafter “Expiration Date”) as follows: (a) after one (1) year of continuous employment following the Date of Grant, Optionee shall be entitled to exercise the Option as to thirty-three percent (33%) of the Option Shares, (b) after two (2) years of continuous employment following the Date of Grant, Optionee shall be entitled to exercise the Option as to sixty-six percent (66%) of the Option Shares and (c) after three (3) years of continuous employment following the Date of Grant, Optionee shall be entitled to exercise the Option as to one-hundred percent (100%) of the Option Shares. Optionee shall be considered to be employed by the Company for all purposes under this Paragraph 1 if Optionee is an Eligible Person (as that term is defined in the Plan). The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent or Subsidiary of the Company and the effective date on which such employment terminated (the “Termination Date”). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is at any time altered or revised such that Optionee’s responsibilities are materially reduced or decreased for any reason, as determined by the Committee in its sole discretion, the vesting of Shares under this Paragraph 1 shall cease, effective as of the date of such reduction in Optionee’s employment responsibilities; provided, however, except as otherwise provided in this Agreement and the Plan, Employee shall have the right to exercise this Option with respect to Shares which have vested under this Paragraph 1 as of the date of such reduction of Optionee’s responsibilities.

Notwithstanding the vesting schedule set forth in this Paragraph 1, but subject to the terms and conditions of this Option, this Option shall immediately become fully exercisable and may be exercised with respect to all of the Options Shares in the event there is a “Change of Control.” The term “Change in Control” means the occurrence of any of the following events:

(a) any person, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or group of persons, within the meaning of Exchange Act Rule 13d-5, acquires more than fifty (50) percent in voting power of the Company’s equity securities;

(b) the Board of Directors of the Company as it is constituted on any day (the “Incumbent Board”) changes so that on the following day (which day shall be considered the day upon which the Change in Control occurs) individuals who constitute the Incumbent Board cease for any reason other than their deaths to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the Date of Grant whose election or nomination for election was consented to or approved by a majority of the Incumbent Board shall be, for purposes of this Paragraph (b), considered as though such person were a member of the Incumbent Board;

(c) there is a reorganization (other than a mere change in identity, form, or place of organization of the Company, however effected), merger or consolidation of the Company, or any other transaction, with one or more business entities or persons as a result of which the stock of the Company is exchanged for or converted into cash or property or securities not issued by the Company, or as a result of which there is a change in ownership of existing equity securities of the Company or the issuance of new equity securities of the Company (or the right or option to acquire such equity securities) which exceeds fifty percent (50%) in voting power of the equity securities of the Company outstanding upon completion of such transaction; or

(d) there is a sale of (or agreement to sell or grant of a right or option to purchase) all or substantially all of the assets of the Company to any person or business entity.

The term Change of Control will not include a public offering of the Company’s common stock registered with the U.S. Securities and Exchange Commission.

2. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

3. Termination of Option.

(a) Termination Generally. If Optionee’s employment with the Company or any Parent or Subsidiary is terminated by the Company for cause (as determined by the Committee in its sole discretion), then Optionee’s right to exercise any vested portion of this Option will expire on the Termination Date. If Optionee’s employment with the Company or any Parent or Subsidiary is terminated by the Company without cause or voluntarily by Optionee (whether with or without good reason), then Optionee’s right to exercise any vested portion of this Option will expire thirty (30) days following the Termination Date. In either such case, any unvested portion of the Option shall expire on the Termination Date.

(b) Death or Disability. If Optionee’s employment with the Company or any Parent or Subsidiary of the Company is terminated because of the death of Optionee or the disability of Optionee within the meaning of Section 422(e)(3) of the Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the date on which Optionee’s employment is terminated as a result of Optionee’s death or disability, may be exercised by Optionee (or, in the event of Optionee’s death, by Optionee’s legal representative) at any time prior to the Expiration Date.

(c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

4. Manner of Exercise.

(a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Exercise Agreement in the form of the Exercise Agreement delivered to Optionee herewith, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations, warranties, covenants and agreements as may be required by the Company to comply with applicable securities laws.

(b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to an exercise of the Option having a Fair Market Value equal to the exercise price of the Option (including the withheld Shares); or (iv) by waiver of compensation due or accrued to Optionee for services rendered.

(c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

(d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.

5. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two years after the Date of Grant, or (b) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

6. Non-transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of the Optionee.

7. Interpretation. Any dispute regarding the interpretation of this Stock Option Grant shall be submitted by Optionee or the Company to the Committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

8. Entire Agreement. The Plan is incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities or rights to acquire securities, of the Company or any of its affiliates. This Grant and the Plan constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

9. Acknowledgment. Optionee acknowledges and confirms that the Shares received upon exercise of the Option will be subject to the conditions and limitations set forth in this Grant and the Plan.